Exhibit 23

March 16, 2017

San Juan Basin Royalty Trust

Compass Bank, Trustee

2200 Post Oak Blvd., Floor 18

Houston, Texas 77056

Ladies and Gentlemen:

Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the San Juan Basin Royalty Trust Securities and Exchange Commission Form 10-K for the year ended December 31, 2016 and in the San Juan Basin Royalty Trust Annual Report for the year ended December 31, 2016 based on reserve reports prepared by Cawley, Gillespie & Associates, Inc. and dated March 7, 2017.

Sincerely,

CAWLEY, GILLESPIE & ASSOCIATES, INC.